UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 2, 2013

NOBLE ROMAN’S, INC.
(Exact name of Registrant as specified in its charter)

Indiana	0-11104	35-1281154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Virginia Avenue, Suite 300 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

(317) 634-3377
(Company's telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Noble Roman’s, Inc. (the “Registrant”) held its 2014 Annual Meeting of Shareholders on July 2, 2014 (the “Annual Meeting”).  As of the record date for the Annual Meeting, May 19, 2014, 19,801,087 outstanding and entitled to vote on the matters presented at the meeting.  Holders of 14,822,872 shares of the Registrant’s Common Stock, or 74.86% of the outstanding votes entitled to be cast at the Annual Meeting, were represented at the Annual Meeting in person or by proxy, and constituted a quorum.

At the Annual Meeting, the Registrant’s shareholders: (1) elected one Class I director nominee with a term expiring in 2017 to the Board of Directors; and (2) ratified the appointment of the independent registered public accounting firm, Somerset CPAs, P.C., as the Registrant’s registered independent accounting firm for the year ending December 31, 2014.

The matters acted upon at the Annual Meeting, and the vote tabulation for each matter is as follows:

                                1.  Election of one Class III director:

Class I Director Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Douglas Coape-Arnold	6,738,345	41,732	0	8,042,895

             Mr. Douglas Coape-Arnold received a majority of the votes of the shares voted and, therefore, was elected as a Class I Director to serve until 2017.

             2.   Ratification of Somerset CPAs, P.C. as the Registrant’s independent registered public accounting firm for the year ending December 31, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,186,832	606,838	29,302	0

Somerset CPAs, P.C. received the affirmative vote of holders of the majority of the shares represented in person or by proxy and, therefore, their appointment as the Registrant’s registered independent accounting firm for the year ending December 31, 2014 was ratified.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE ROMAN’S, INC.

Dated: July 3, 2014	By:	/s/ Paul W. Mobley
Paul W. Mobley
Chief Executive Officer and
Chief Financial Officer